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                                           Executed in 6 Parts
                                             Counterpart No. (   )


                        NATIONAL EQUITY TRUST

                     S&P 500 STRATEGY TRUST SERIES 4

                      REFERENCE TRUST AGREEMENT


             This Reference Trust Agreement dated          , 1999
   among Prudential Securities Incorporated, as Depositor and The Chase Manhattan Bank, as Trustee, sets forth certain provisions in full and incorporates other provisions by reference to the document entitled "National Equity Trust Low Five Portfolio Series, Trust Indenture and Agreement" (the "Basic Agreement") dated April 25, 1995. Such provisions as are set forth in full herein and such provisions as are incorporated by reference constitute a single instrument (the "Indenture").


                          WITNESSETH THAT:


             In consideration of the premises and of the mutual agreements herein contained, the Depositor and the Trustee agree as follows:


                               Part I.

               STANDARD TERMS AND CONDITIONS OF TRUST


             Subject to the provisions of Part II hereof, all the provisions contained in the Basic Agreement are herein incorporated by reference in their entirety and shall be deemed to be a part of this instrument as fully and to the same extent as though said provisions had been set forth in full in this instrument except that the Basic Agreement is hereby amended in the following manner:

       A. Article I, entitled "Definitions", paragraph 22, shall be amended as follows:

                  "Trustee shall mean the Chase Manhattan Bank,
                   or any successor trustee appointed as
                   hereinafter provided."

       B. Article II, entitled "Deposit of Securities; Acceptance of Trust", shall be amended as follows:

                   The second sentence of Section 2.03 Issue of Units shall be amended by deleting the words "on any day on which the Depositor is the only Unit Holder".



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       C.    Article III, entitled "Administration of Trust", shall
             be amended as follows:

               (i)   Section 3.01 Initial Costs shall be
                     amended to substitute the following
                     language:

                     Section 3.01. Initial Cost The costs
                     of organizing the Trust and sale of
                     the Trust Units shall, to the extent
                     of the expenses reimbursable to the
                     Depositor provided below, be borne
                     by the Unit Holders, provided, however,
                     that, to the extent all of such costs
                     are not borne by Unit Holders, the
                     amount of such costs not borne by
                     Unit Holders shall be borne by the
                     Depositor and, provided further,
                     however, that the liability on the
                     part of the Depositor under this
                     section shall not include any fees
                     or other expenses incurred in connection with the administration of the Trust subsequent to the deposit referred to in Section 2.01. Upon notification from the Depositor that the primary offering period is concluded, the
                     Trustee shall withdraw from the
                     Account or Accounts specified in the
                     Prospectus or, if no Account is
                     therein specified, from the Principal
                     Account, and pay to the Depositor the
                     Depositor's reimbursable expenses of
                     organizing the Trust and sale of the
                     Trust Units in an amount certified to
                     the Trustee by the Depositor.  If the
                     balance of the Principal Account is
                     insufficient to make such withdrawal,
                     the Trustee shall, as directed by the
                     Depositor, sell Securities identified
                     by the Depositor, or distribute to the
                     Depositor Securities having a value,
                     as determined under Section 4.01 as
                     of the date of distribution, sufficient
                     for such reimbursement.  The reimburse-
                     ment provided for in this section shall
                     be for the account of the Unitholders of record at the conclusion of the primary offering period and shall not be reflected in the computation of the Unit Value prior thereto. As used herein, the Depositor's


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                     reimbursable expenses of organizing the
                     Trust and sale of the Trust Units shall
                     include the cost of the initial preparation and typesetting of the registration statement, prospectuses (including preliminary prospectuses), the indenture, and other documents relating to the Trust, SEC and state blue sky registration fees, the cost of the initial valuation of the portfolio and audit of the Trust, the initial fees and expenses of the Trustee, and legal and other out-of-pocket expenses related thereto, but not including the expenses incurred in the printing of preliminary prospectuses and prospectuses, expenses incurred in the preparation and printing of brochures and other advertising materials and any other selling expenses.
                     Any cash which the Depositor has identified as to be used for reimbursement of expenses pursuant to this Section shall be reserved by the Trustee for such purpose and shall not be subject to distribution or, unless the Depositor otherwise directs, used for payment of redemptions in excess of the per-Unit amount allocable to Units tendered for redemption.

              (ii)  The third paragraph of Section 3.05
                     Distribution shall be amended to add the following sentence at the end thereof:

                    "The Trustee shall make a special
                     distribution of the cash balance in the
                     Income and Principal accounts available
                     for such distribution to Unit Holders of record on such dates as the Depositor shall direct, provided however, that no such distribution shall be made if the assets of the Trust subsequent to such distribution would not exceed any Deferred Sales Charge payable and other trust expenses."

             (iii)  The second to the last paragraph of
                     Section 3.08 Sale of Securities shall be amended to replace the word "equal" with the following phrase: "be sufficient to pay."


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         D.    Reference to United States Trust Company of New York
               in its capacity as Trustee is replaced by the Chase Manhattan Bank throughout the Basic Agreement.

                                          Part II.

                            SPECIAL TERMS AND CONDITIONS OF TRUST


                     The following special terms and conditions are
               hereby agreed to:

                     A. The Trust is denominated National Equity Trust, S&P 500 Strategy Trust Series 4.

                     B. The Units of the Trust shall be subject to a deferred sales charge.

                     C. The contracts for the purchase of common stock listed in Schedule A hereto are those which, subject to the terms of this Indenture, have been or are to be deposited in Trust under this Indenture as of the date hereof.

                     D. The term "Depositor" shall mean Prudential Securities Incorporated.

                     E. The aggregate number of Units referred to in Sections 2.03 and 9.01 of the Basic Agreement is
                        as of the date hereof.

                     F.    A Unit of the Trust is hereby declared
               initially equal to 1/     th of the Trust.

                     G.    The term "First Settlement Date" shall mean
                        , 1998.

                     H.    The terms "Computation Day" and "Record
               Date" shall mean on the tenth day of        1999,        1999,
               1999, and         1999.

                     I.    The term "Distribution Date" shall mean on the
               twenty-fifth day of       1999,       1999,       1999,
               and       1999.

                     J.    The term "Termination Date" shall mean
                        , 1999.

                     K.    The Trustee's Annual Fee shall be $
               (per 1,000 Units) for 100,000,000 and above units outstanding; $0.80 (per 1,000 Units) for 50,000,000 -
               99,999,999 units outstanding; $0.86 (per 1,000 Units) for 49,999,999 and below units outstanding. In calculating the Trustee's annual fee, the fee applicable to the number of units outstanding shall apply to all units outstanding.


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                     L.    The Depositor's Portfolio supervisory
               service fee shall be $0.25 per 1,000 Units.

                     [Signatures and acknowledgments on separate pages]